Exhibit 8.1


                                    March 25, 2002


ClearOne Communications, Inc.
1825 Research Way
Salt Lake City, UT 84119


Re:    Agreement and Plan of Merger, dated January 21, 2002 between ClearOne
Communications, Inc., Tundra Acquisition Corporation and E.mergent Inc.

Ladies and Gentlemen:

        We have acted as counsel to ClearOne Communications, Inc., a Utah corporation ("ClearOne") in connection with the Agreement and Plan of Merger (the "Merger Agreement") dated as of January 21, 2002 between E.mergent, Inc. ("E.mergent"), a Delaware corporation, ClearOne, and Tundra Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of ClearOne ("Merger Sub"), pursuant to which E.mergent shall be merged with and into MegerSub with MergerSub the surviving corporation in the merger (the "Merger"), on the terms and conditions set forth therein, the time at which the Merger become effective being hereafter referred to as the "Effective Time." For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement. This opinion is being delivered solely in connection with ClearOne's Registration Statement on Form S-4 relating to the proposed Merger pursuant to the Merger Agreement (the "Registration Statement") to which this opinion appears as an exhibit.

        In acting as counsel to ClearOne in connection with the Merger, we have, in preparing our opinion, as hereinafter set forth, participated in the preparation of the Merger Agreement and the preparation and filing of the Registration Statement.

        You have requested that we render the opinion set forth below. In rendering such opinion, we have assumed with your consent that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by ClearOne, E.mergent and Merger Sub in their respective letters delivered to us for purposes of this opinion (the "Representation Letters") are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any representations made in the Representation Letters "to the knowledge of," or based on the belief of, ClearOne, E.mergent and Merger Sub or similarly qualified are true, complete and correct without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

        We have examined the documents referred to above and the originals, or duplicates or certified or conformed copies, of such records, documents, certificates or other instruments and made such other inquiries as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

       If any of the above-described assumptions are untrue for any reason or if the Merger is effected on a factual basis different from that contemplated in the Merger Agreement and the Registration Statement, the opinion expressed herein may be inapplicable. Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, administrative interpretations, and judicial precedents as of the date hereof. If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new applicable administrative or judicial interpretations of the law or regulations, the opinion expressed herein may become inapplicable.

        Based on and subject to the foregoing, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences."

        We express our opinion herein only as to those matters specifically set forth in the Registration Statement and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with


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respect to other areas of United States federal taxation. We are members of the
Bar of the State of Utah, and we do not express any opinion herein concerning any law other than the federal law of the United States.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. Federal income tax consequences of the Merger, including the proxy statement/prospectus constituting a party thereof. In giving this consent, we do not thereby admit that we in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,




                                    JONES WALDO HOLBROOK & MCDONOUGH, P.C.

                                    /s/ Jones, Waldo, Holbrook & McDonough, P.C.